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                                                                     Exhibit 4.7


                                                                  EXECUTION COPY


                              SECURITIES AGREEMENT
                              --------------------


                  THIS SECURITIES AGREEMENT is made as of the 26th day of May, 1994 by and among WASTE-QUIP, INC., an Ohio corporation ("Waste-Quip") and May Fab - Oklahoma, Inc., a Texas corporation (the "Holder").


                                   WITNESSETH

                  WHEREAS, Waste-Quip and the Holder are among the parties to an Asset Purchase Agreement dated May 20, 1994 (the "Asset Purchase Agreement") pursuant to which the Holder is receiving a Warrant of even date herewith (the "Warrant") to acquire Class A Common Shares, without par value of Waste-Quip ("Waste-Quip Shares");

                  WHEREAS, Waste-Quip and the Holder have agreed that the issuance of the Warrant and the Waste-Quip Shares shall be pursuant to the "private offering" exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"); and

                  WHEREAS, Waste-Quip and the Holder have agreed further that the Holder shall have, under the terms and conditions herein set forth, certain rights to cause the registration of the Waste-Quip Shares for sale by the Holder;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Asset Purchase Agreement, Waste-Quip and the Holder hereby agree as follows:

1.       EXEMPTION FROM REGISTRATION UNDER SECTION 4(2)

                  In connection with Holder's investment in the Warrant and the Waste-Quip Shares, Holder hereby represents, warrants, covenants and agrees as follows:

                  1.1 STATUS OF INVESTOR. Holder has such knowledge and experience in financial and business matters in general, and financial and business matters of the type in which Waste-Quip is engaged in particular, that Holder is capable of evaluating the merits and risks of an investment in the Waste-Quip Shares.

                  1.2 INFORMATION RECEIVED. Holder has received a copy of (i) Waste-Quip's audited financial statements for fiscal year ended March 31, 1993 and unaudited financial statements for fiscal year


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ended March 31, 1994 and (ii) such other information concerning Waste-Quip's business or financial condition as Holder has requested. Holder has had, at a reasonable time prior to the date of this Agreement, the opportunity to ask questions of and receive answers from Waste-Quip concerning the Waste-Quip Shares and the business of Waste-Quip and to obtain any additional information which Waste-Quip possesses or can acquire without unreasonable effort or expense that Holder has deemed necessary or desirable to make the investment decision to acquire the Warrant.

                  1.3 LIMITATIONS ON RESALE. Holder is aware that (a) the Warrant and the Waste-Quip Shares have not been registered under the Act and that it must hold the Warrant and such shares indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available, and (b) there is no market for the Warrant or the Waste-Quip Shares. Holder is acquiring the Warrant and, upon exercise thereof, will acquire the Waste-Quip Shares for its own account, for investment and not with a view to the distribution thereof and will not sell, transfer or otherwise dispose of the Warrant or the Waste-Quip Shares unless a registration statement filed with the SEC pursuant to the Act with respect thereto is in effect or Waste-Quip shall have received an opinion of counsel reasonably satisfactory to it to the effect that such registration is not required. Holder acknowledges and agrees that the certificates representing the Waste-Quip Shares to be received by it upon exercise of the Warrant shall bear a legend stating the substance of such restrictions.

                  1.4 INVESTMENT DECISION. Based upon the information delivered to Holder pursuant to this Section 1, a thorough review of this Agreement, the Asset Purchase Agreement, the Warrant and the other agreements and documents delivered in connection therewith (including the Exhibits and Disclosure Schedules thereto), Holder understands the terms and conditions of the Asset Purchase Agreement and of the Warrant and the Waste-Quip Shares to the extent necessary to make the investment decision required by this Agreement and the Asset Purchase Agreement.

                  1.5 OTHER RESTRICTIONS. Holder understands and acknowledges that the Waste-Quip shares are subject to restrictions on transfer set forth in the Amended and Restated Code of Regulations of Waste-Quip, and Holder agrees and represents that it will not sell, assign, pledge or otherwise dispose of the Waste-Quip shares (or any portion thereof) other than in compliance with the terms of the Amended and Restated Code of Regulations of Waste-Quip.

2.       PIGGYBACK REGISTRATION RIGHTS.

         In the event and each time Waste-Quip determines to proceed with the preparation and filing of a registration statement under the Act in connection with a proposed offer and sale of the Waste-Quip Shares (in which one or more of the shareholders of Waste-Quip may participate as selling shareholders), Waste-Quip will give written notice of its determination to the Holder at least sixty

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(60) days prior to the effective date of such registration statement. By written notice delivered by the Holder to Waste-Quip within thirty (30) days after the Holder's receipt of any such notice from Waste-Quip, the Holder may request to have Waste-Quip Shares held by the Holder (or with respect to which the Holder has been appointed as agent for purposes hereof) included in such registration. Upon such written request, Waste-Quip will cause all Waste-Quip Shares which the Holder has requested to have registered to be included in such registration; PROVIDED, HOWEVER, that nothing herein shall require Waste-Quip to cause such registration statement to become effective; and, PROVIDED FURTHER, that:

                  (a) the Holder's rights under this Section 2 are subject to such limitations, if any, as the underwriters may impose upon the ability of the executives or directors of Waste-Quip (or the subsidiaries of Waste-Quip) to sell shares in such offering;

                  (b) if the underwriters determine and advise in writing that in their opinion the number of shares proposed to be included in such registration exceeds the number of shares which the underwriters believe can be sold in such offering (at the price and on the terms proposed by Waste-Quip), then Waste-Quip will include in such registration (i) first, the shares Waste-Quip proposes to sell, and
         (ii) second, on a PRO RATA basis (calculated in accordance with this Section 2), the Waste-Quip Shares and other shares that the Holder (pursuant to this Section 2) and any other Waste-Quip shareholders propose to include in such offering; and

                  (c) nothing in this Section 2 or in any other provision of this Agreement shall affect or alter the rights and obligations of Waste-Quip or the Holder under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under other applicable provisions of federal securities laws.

For purposes of Section 2(b)(ii) above, in order to determine the percentage of the Waste-Quip Shares which shall be included on behalf of the Holder on a "pro rata basis" with the other shareholders, the percentage calculation shall be based upon the total number of shares owned by each selling shareholder (including Waste-Quip Shares owned by Holder and owned by others for whom Holder is acting as agent hereunder) as of the effective date of the offering; PROVIDED, HOWEVER, that if the proposed registration relates to an Initial Public Offering (as hereinafter defined) or an offering initiated by Waste-Quip within ten (10) months after an Initial Public Offering (and completed by Waste-Quip not more than 14 months after the Initial Public Offering), the number of Waste-Quip Shares owned by the Holder (and others for whom the Holder is acting as agent hereunder) shall be deemed to include Waste-Quip Shares which may be acquired pursuant to the Warrant but with respect to which the Warrant has not been exercised. For purposes


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of this Agreement, "Initial Public Offering" shall mean an Initial Public
Offering of Waste-Quip's Class A Common Shares (or such other class of common shares into which Class A Common Shares may be converted) or other equity security which yields gross proceeds to Waste-Quip (before expenses, underwriting discounts and commissions) of at least $5,000,000.

3.       DEMAND REGISTRATION RIGHTS.

                  3.1 RIGHT TO REQUEST FILING OF REGISTRATION STATEMENT. Commencing ten months after the effective date of the Initial Public Offering and subject to the limitations of this Section 3, the Holder shall have the right to request Waste-Quip to file, at Waste-Quip's expense, a registration statement on Form S-3 with respect to the proposed sale by the Holder of Waste-Quip Shares which have been received by the Holder (or by others for whom the Holder is acting as agent hereunder) upon the exercise of the Warrant; PROVIDED, HOWEVER, that:

                                 (i) such request shall be delivered by the
                  Holder to Waste-Quip in writing and shall specify the number of Waste-Quip Shares proposed to be sold by the Holder;

                                (ii) the number of Waste-Quip Shares proposed to
                  be sold pursuant to such registration shall not be less than 25,000 (subject to normal adjustment pursuant to stock splits, stock dividends or other changes in Waste-Quip's capitalization occurring subsequent to the date of this Agreement); and

                               (iii) no Form S-3 shall be required to be filed
                  prior to the first anniversary of the effective date of the Initial Public Offering.

                  3.2 LIMITATION. The right to request the filing of a registration statement under this Section 3 may not be exercised (a) within one hundred eighty (180) days after the effective date of any other registration statement filed by Waste-Quip or (b) prior to the effective date of any other registration statement filed by Waste-Quip with respect to which Holder has received notice pursuant to Section 2 above (other than, in each case, a registration statement filed on Form S-4 or S-8). Notwithstanding anything to the contrary herein: (i) if the Holder elects to include Waste-Quip Shares for sale pursuant to a registration in accordance with Section 2 above, but is precluded by the terms of such Section 2 from offering for sale at least 25,000 Waste-Quip Shares (subject to normal adjustment pursuant to stock splits, stock dividends or other changes in Waste-Quip's capitalization occurring subsequent to the date of this Agreement) in connection with such registration, then the 180 day period referred to in the


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preceding sentence shall be reduced, with respect to that registration in which the Holder was so precluded, to one hundred twenty (120) days; and (ii) if Waste-Quip cancels or terminates a proposed offer and sale which is the subject of a notice delivered by Waste-Quip pursuant to the first sentence of Section 2 above, Waste-Quip shall deliver notice of such cancellation or termination to Holder and the 180 day period referred to in the preceding sentence shall be inapplicable to Holder.

                  3.3 ALTERNATIVE FORM. In the event that Form S-3 (or its successor form, if any) is not, for any reason, available for use by Waste-Quip in connection with a request for registration by the Holder under this Section 3, Waste-Quip shall file a registration statement on such other form as may be available to comply with the Holder's request hereunder; PROVIDED, HOWEVER, that if such alterative form is used:

                                 (i) the minimum number of Waste-Quip Shares
                  which the Holder shall offer for sale pursuant to such registration shall be the lesser of 80,000 (subject to normal adjustment pursuant to stock splits, stock dividends or other changes in Waste-Quip's capitalization occurring subsequent to the date of this Agreement), or a number which is equal to the sum of the number of Waste-Quip Shares then owned by Holder (and by others for whom Holder is acting as agent hereunder) plus the number of Waste-Quip Shares which remain subject to issuance upon exercise of the Warrant; and

                                (ii) all costs and expenses incurred by
                  Waste-Quip in connection with a registration on such alternative form shall be shared equally by the Holder and Waste-Quip and Waste-Quip shall be entitled to demand reasonable protection to assure payment of Holder's portion of such expenses prior to filing of such alternative form.

                  3.4 NUMBER OF REGISTRATION REQUESTS. The Holder shall be entitled to request the filing of up to three registration statements under this
Section 3 provided, however, that if, for any reason other than a breach of this Agreement by Holder, a registration statement requested pursuant to this Section 3 does not become effective, such requested registration shall not be counted as a request pursuant to this Section 3.4. Notwithstanding anything to the contrary set forth herein, the registration rights granted under this Section 3 shall terminate two years after the earlier to occur of (a) an Initial Public Offering and the exercise in full of the Warrant, or (b) the expiration of the Exercise Period as defined in the Warrant.


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                  3.5 INCLUSION OF OTHER SHARES.Waste-Quip, and such other
shareholders as Waste-Quip may determine, shall have the right to include shares in any registration requested under this Section 3. In the event the underwriters determine and advise in writing that in their opinion the number of shares proposed to be registered in such offering would adversely impact the offering price of such shares, then Waste-Quip will include in such offering (i) first, the Waste-Quip Shares requested to be included by the Holder, (ii) second, the shares, if any, which Waste-Quip and the other shareholders propose to include in such registration in such proportions as Waste-Quip may determine.

4.       REGISTRATION PROCEDURES.

                  4.1 GENERAL. Whenever Holder is entitled to include Waste-Quip Shares in a registration statement pursuant to Section 2 or requests that a registration statement be filed pursuant to Section 3, Waste-Quip shall, as expeditiously as reasonably possible (a) prepare and file with the Securities and Exchange Commission (the "SEC") the registration statement with respect to Waste-Quip Shares and use its best efforts to cause such registration statement to become and remain effective for a period of one hundred eighty (180) days;
(b) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; (c) furnish to the Holder such numbers of copies of a Prospectus in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Waste-Quip Shares owned by it; (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions within the United States as shall be reasonably appropriate or as required for the distribution of the securities covered by the registration statement, and to do such other reasonable acts and things as may be required of it to enable Holder to consummate the public sale or other disposition in such jurisdictions of the securities covered by such registration statement; provided that Waste-Quip shall not be required in connection therewith or as a condition thereto to qualify to do business where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions where it has not previously done so; and (e) at the request of Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel to Waste-Quip addressed to the underwriters, if any, and to Holder covering such matters as such underwriters and Holder may reasonably request; and (ii) a letter or letters from the independent certified public accountants of Waste-Quip addressed to the underwriters, if any, and to Holder, covering such matters as such underwriters and Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are


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independent certified public accountants within the meaning of the Act and that in the opinion of such accountants the financial statements and other financial data of Waste-Quip included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Act.

                  4.2 HOLDER' OBLIGATION TO FURNISH INFORMATION. It shall be a condition precedent to the obligations of Waste-Quip to take any action pursuant to Section 2 or 3 hereof that the Holder shall furnish to Waste-Quip such information regarding it, the Waste-Quip Shares held by it, and the intended method of disposition of such securities as Waste-Quip shall reasonably request and as shall be required in connection with the action to be taken by Waste-Quip.

                  4.3 EXPENSES OF REGISTRATION. Except as set forth in Section 3.3(ii), all expenses incurred in connection with a registration pursuant to
Section 2 or 3 (excluding underwriters' discounts and commissions and brokerage or dealer commissions or fees and expenses of legal or other counsel to underwriters or Holder), including without limitation all registration, qualification and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc., printers' and accounting fees, and fees and disbursements of counsel for Waste-Quip, shall be borne by Waste-Quip; provided, however, that Waste-Quip shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 if the registration request is subsequently withdrawn at the request of the Holder.

                  4.4 DELAY OF REGISTRATION. Holder shall not have any right to take any action to restrain, enjoin or otherwise delay any registration statement filed by Waste-Quip as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  4.5 INDEMNIFICATION. In the event any Waste-Quip Shares are included in a registration statement under this Agreement:

                      4.5.1 INDEMNIFICATION OF HOLDER. To the extent permitted by law, Waste-Quip will indemnify and hold harmless Holder, and each person, if any, who controls Holder within the meaning of the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a


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material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by Waste-Quip of any rule or regulation promulgated under the Act applicable to Waste-Quip and relating to action or inaction required by Waste-Quip in connection with any such registration; and will reimburse Holder or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Waste-Quip
(which consent shall not be unreasonably withheld) nor shall Waste-Quip be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, any Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder or such controlling person.

                      4.5.2 INDEMNIFICATION OF WASTE-QUIP. To the extent permitted by law, Holder will indemnify and hold harmless Waste-Quip, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Waste-Quip within the meaning of the Act or the Exchange Act, and each agent for Waste-Quip (within the meaning of the Act) against any losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities to which Waste-Quip or any such director, officer, controlling person or agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, any Prospectus, or amendments or supplements thereof, in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by Waste-Quip or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the


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consent of Holder (which consent shall not be unreasonably withheld).

                      4.5.3 NOTIFICATION OF AND PARTICIPATION IN CLAIMS. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his, her or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4, but the omission so to notify the indemnifying party will not relieve him, her or it of any liability that he, she or it may have to any indemnified party otherwise than under this Section.

                  4.6 REPORTS UNDER EXCHANGE ACT. With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of Waste-Quip to the public without registration, Waste-Quip agrees, from and after the time of an Initial Public Offering, to use its best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required of Waste-Quip under the Act and the Exchange Act, and (iii) furnish to Holder so long as Holder owns any of the Waste-Quip Shares forthwith upon request a written statement by Waste-Quip that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of Waste-Quip, and such other reports and documents so filed by Waste-Quip as may be reasonably requested in availing Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  4.7 TRANSFER OF REGISTRATION RIGHTS. Holder shall not give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of ("Transfer") this Securities Agreement or the registration rights granted to Holder hereunder, without the prior written approval of Waste-Quip; PROVIDED, HOWEVER, that this restriction shall not apply to the Transfer, pursuant to the liquidation and dissolution of Holder, of this Securities Agreement (and the registration rights granted hereunder) to a shareholder who: (a) has executed and delivered to Waste-Quip a Power of Attorney and Agency Agreement in form and substance reasonably satisfactory to Waste-Quip, pursuant to which Robert A. May (or in



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the event of his inability to serve, another shareholder who is reasonably satisfactory to Waste-Quip) is appointed as the Attorney-in-Fact for such shareholder and has the exclusive right to exercise and enforce this Securities Agreement on his or her behalf; (b) also receives in such transfer an assignment of (i) a proportionate part of the Warrant and Warrant Note (as defined in the warrant) and (ii) the Subordinated Note Guaranty executed by Waste-Quip in favor of Holder and May Fab -Mississippi, Inc. (the "Subordinated Guaranty"); and (c) has executed and delivered to Waste-Quip a written acknowledgment, in form and substance reasonably satisfactory to Waste-Quip, pursuant to which such shareholder agrees to be bound by the terms and provisions set forth herein and in (i) the Intercreditor and Subordination Agreement by and among, INTER ALIA, Waste-Quip, Holder and Sanwa Business Credit Corporation, (ii) the Warrant,
(iii) the Warrant Note, and (iv) the Subordinated Guaranty.

5.       MISCELLANEOUS.

                  5.1      NOTICES.

                           All notices shall be in writing delivered as follows:

                           (a)      If to Waste-Quip, to:

                                    Waste-Quip, Inc.
                                    25800 Science Park Drive, Suite 140
                                    Beachwood, Ohio  44122
                                    Attn: Charles W. Walton, Chairman and
                                    Chief Executive Officer

                                    With a copy to:

                                    Calfee, Halter & Griswold
                                    Suite 1800
                                    800 Superior Avenue
                                    Cleveland, Ohio  44114-2688
                                    Attention:  Dale C. LaPorte, Esq.

                           (b)      If to Holder to:

                                    Robert A. May
                                    c/o MFOK, Inc.
                                    P. O. Box 101
                                    Beeville, Texas  78104

                                    With a copy to:

                                    Daryl B. Crown, P.C.
                                    11810 Village Park Circle
                                    Houston, Texas  77024


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or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two business days after being mailed, and otherwise notices shall be deemed to have been given when received by the person to whom the notice is addressed or any other person with apparent authority to accept notices on behalf of the person to whom the notice is addressed.

                  5.2 GOVERNING LAW. The validity, enforceability and construction of this Agreement shall be governed by the laws of the State of Ohio.

                  5.3 AMENDMENTS; SUCCESSORS. This Agreement may be amended only by an agreement signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above mentioned.

                                 WASTE-QUIP, INC.


                                 By:    /s/ Charles W. Walton
                                     ------------------------------------
                                     Charles W. Walton, Chairman
                                     and Chief Executive Officer

                                     ("Waste-Quip")



                                  MAY FAB - OKLAHOMA, INC.


                                  By:   /s/ Robert D. May
                                     ------------------------------------
                                  Its: President
                                     ------------------------------------
                                                ("Holder")



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